                                                                      EXHIBIT 21

                         SUBSIDIARIES OF ARCH COAL, INC.

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:

                                                         JURISDICTION OF
     NAME                                            INCORPORATION/FORMATION
     ----                                            -----------------------
     Allegheny Land Company                                   Delaware
     Apogee Coal Company                                      Delaware
     Arch Coal Sales Company, Inc.                            Delaware
     Arch Coal Terminal, Inc.                                 Delaware
     Arch Energy Resources, Inc.                              Delaware
(1)  Arch of Wyoming, LLC                                     Delaware
     Arch Reclamation Services, Inc.                          Delaware
     Arch Western Acquisition Corporation                     Delaware
(1)  Arch Western Bituminous Group LLC                        Delaware
(2)  Arch Western Resources, LLC                              Delaware
(3)  Arch Western Finance, LLC                                Delaware
     Ark Land Company                                         Delaware
(4)  Ark Land LT, Inc.                                        Delaware
(4)  Ark Land WR, Inc.                                        Delaware
     Ashland Terminal, Inc.                                   Delaware
(5)  Canyon Fuel Company, LLC                                 Delaware
(6)  Catenary Coal Company                                    Delaware
     Catenary Coal Holdings, Inc.                             Delaware
     Coal-Mac, Inc.                                           Kentucky
(6)  Cumberland River Coal Company                            Delaware
     Energy Development Co.                                   Iowa
(7)  Hobet Mining, Inc.                                       West Virginia
(7)  Julian Tipple, Inc.                                      Delaware
(6)  Lone Mountain Processing, Inc.                           Delaware
     Mingo Logan Coal Company                                 Delaware
(8)  Mountain Coal Company, L.L.C.                            Delaware
     Mountain Gem Land, Inc.                                  West Virginia
     Mountain Mining, Inc.                                    Delaware
     Mountaineer Land Company                                 Delaware
     P. C. Holding, Inc.                                      Delaware
     Paint Creek Terminals, Inc.                              Delaware
(1)  Thunder Basin Coal Company, L.L.C.                       Delaware
(9)  Triton Coal Company, L.L.C.                              Delaware
(4)  Western Energy Resources, Inc.                           Delaware

(1)      Owned by Arch Western Resources, LLC.

(2) Arch Western Acquisition Corporation owns a 99% membership interest in Arch Western Resources, LLC.

(3)      Owned by Arch of Wyoming, LLC

(4)      Owned by Ark Land Company

(5) Arch Western Bituminous Group LLC owns a 65% membership interest in Canyon Fuel Company, LLC. Arch Coal, Inc. owns the remaining 35% interest.

(6)      Owned by Catenary Coal Holdings, Inc

(7)      Owned by Mountain Mining, Inc.

(8)      Owned by Arch Western Bituminous Group LLC

(9)      Owned by Thunder Basin Coal Company, LLC